UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – January 22, 2007

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

January 22, 2007 Chemokine Therapeutics Corp. announced that the Company’s abstract, “the characterization of the anti-metastatic activity of a SDF-1 peptide analog in different tumor models”, on its lead compound CTCE-9908 has been accepted by the American Association for Cancer Research (“AACR”)  for presentation at its 2007 Annual Meeting being held in Los Angeles, California on April 14 -18, 2007.

ITEM 9.01. Financial Statements and Exhibits.

a.

Not applicable.

b.

Not applicable.

c.

Exhibits.

Exhibit Number	Description of Exhibit
99.1

January 22, 2007 Chemokine Therapeutics Corp. announced that the Company’s abstract, “the characterization of the anti-metastatic activity of a SDF-1 peptide analog in different tumor models”, on its lead compound CTCE-9908 has been accepted by the American Association for Cancer Research (“AACR”)  for presentation at its 2007 Annual Meeting being held in Los Angeles, California on April 14 -18, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2007	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Hassan Salari Hassan Salari, President and Chief Executive Officer

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Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS TO PRESENT DATA AT THE ANNUUAL MEETING OF THE AMERICAN ASSOCIATION FOR CANCER RESEARCH ON ITS LEAD DRUG CANDIDATE, CTCE-9908

Vancouver, BC (January 22, 2007) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, is pleased to announce that the Company’s abstract, “the characterization of the anti-metastatic activity of a SDF-1 peptide analog in different tumor models”, on its lead compound CTCE-9908 has been accepted by the American Association for Cancer Research (“AACR”)  for presentation at its 2007 Annual Meeting being held in Los Angeles, California on April 14 -18, 2007.

The Meeting is expected to attract more than 15,000 participants from 60 countries to discuss and hear presentations on new and significant discoveries in basic, clinical, and translational cancer research.  The AACR hopes to identify the most compelling science and ensure that the latest advances in all areas of cancer research and specifically the most important emerging research fields are fully covered.

“Having the opportunity to present at this prestigious meeting acknowledges the importance of the findings from our research”, stated Dr. Hassan Salari, President and CEO of the Company.  “The AACR Annual Meeting is renowned for the high quality of its program.”

The Company is currently conducting a Phase Ib/II clinical trial on CTCE-9908 to assess safety and preliminary efficacy in cancer patients and expects to release interim results in Q1 2007.

About CTCE-9908

CTCE-9908 is a peptide analog of the Chemokine SDF-1, and an antagonist of its receptor, CXCR4. SDF-1 is the only known naturally occurring chemokine that binds to CXCR4, which is present on many cancer cells. This binding process is believed to be critical in the metastasis (or spread) of cancer cells to distant locations in the body, where they form secondary tumors. Approximately 90% of cancer deaths are due to metastasis. We believe that CTCE-9908 interferes with the metastatic process of many cell types.

About American Association for Cancer Research

AACR is one of the oldest and largest scientific organization in the world focused on every aspect of high-quality, innovative cancer research. Its reputation for scientific breadth and excellence attract the premier researchers in the field. The programs and services of AACR foster the exchange of knowledge and new ideas among scientists dedicated to cancer research, provide training opportunities for the next generation of cancer researchers, and increase public understanding of cancer.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and

Similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Director of Public Relations Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net